Exhibit 10.2

                         STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is made and entered into this 8th day of February, 1996, by and between BLUE CROSS BLUE SHIELD OF MISSOURI, a Missouri nonprofit corporation ("Seller") and RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation ("Buyer").

                            RECITALS

A.        Seller is the legal and beneficial owner of 35,000 shares of
Class B common stock, 5,000 shares of Class  C common stock   and  31,250
shares of Preferred stock of Healthcare Interchange, Inc., a Missouri corporation ("Company") (all such shares are referred to herein collectively, as the "Shares").

B. Seller desires to sell and Buyer desires to buy the Shares upon the terms and subject to the conditions set forth herein.

                                 AGREEMENT

In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

1. Purchase and Sale. Seller agrees to sell to Buyer and Buyer agrees to buy from Seller all of Seller's right, title and interest in and to the Shares. The purchase price to be paid by Buyer to Seller for the Shares is $3,054,800 (the "Purchase Price"), which is payable by Buyer to Seller in immediately available funds.

2. Closing. The closing of the purchase contemplated herein (the "Closing") is to occur at the offices of Buyer at 10:00 a.m. St. Louis time on February 9, 1996 or at such other date, time or place upon which the parties may mutually agree (the "Closing Date"). At the Closing, Seller shall deliver to Buyer certificates evidencing the Shares, duly endorsed in blank or with appropriate stock powers attached transferring the Shares to Buyer, and Buyer shall pay the Purchase Price to Seller as provided in Section 1 of this Agreement.

3. Registration of Shares on Books of Company. Upon receipt of the certificates evidencing the Shares, Buyer shall promptly deliver such certificates to the appropriate officers of the Company so that the transfer of the Shares to Buyer may be registered on the books of the Company, the transferred certificates canceled and new certificates representing the Shares issued to Buyer.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that Seller owns the Shares and upon delivery of the Shares to Buyer, Buyer will be vested with full right, title and interest in and to the Shares. The Shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive rights. There are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the Shares. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate the terms of any contract or agreement affecting the Shares. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Notwithstanding the foregoing, Buyer and Seller acknowledge and agree that Seller is a party to that certain Amended and Restated Shareholder Agreement dated as of April 14, 1992 which, among other things, governs transfers of stock of the Company.

5. Conditions Precedent to Closing. The obligations of Buyer under this Agreement are subject to the satisfaction or waiver on or before the Closing Date of the conditions that all representations and warranties of Seller contained in this Agreement shall be true in all material respects as of the date hereof and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date, and that Seller shall have performed in all material respects all agreements, covenants and conditions required by this Agreement to be performed by Seller on or prior to the Closing Date. In the event any of the conditions to the obligations of Buyer are not satisfied or waived on or prior to the Closing Date, Buyer may terminate and cancel this Agreement by delivery of written notice of such action to Seller on such date.

6. Successors and Assigns. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

8. Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

9. Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

10. Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

11.      Counterparts.  This Agreement may be executed in several
counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.
                              BLUE CROSS BLUE SHIELD OF MISSOURI
                              By /s/ Robert E. Shupe
                              Name /s/ Robert E. Shupe
                              Its /s/ Executive V.P. & COO

                              RIGHTCHOICE MANAGED CARE, INC.
                              By /s/ Brett J. McIntyre
                              Name /s/ Brett J. McIntyre
                              Its /s/ Vice President & Treasurer